UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Murray Hill Parkway, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2011, CCA Industries, Inc. (the “Company”) voluntarily requested that retailers and other outlets carrying the Company’s Plus+White® whitening gel return three (3) lots of the oral care product, consisting of approximately 90,000 units of its Plus White whitening gel, shipped in June, July and August 2011. Some of the gel included in these lots liquefied (primarily a cosmetic change to the product) which caused the product to lose its efficacy. The Company has agreed to replace the units or credit trade accounts and refund any consumer for their purchase of the defective product.

The Company believes that the gross sales of the defective merchandise delivered to customers were approximately $541,600. At present, the Company is unable to predict the impact on future sales or the cost it will incur as a result of this action, though the impact could be material.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 20, 2011

CCA Industries, Inc.
Registrant

By:	/s/ Stephen A. Heit
Stephen A. Heit, Chief Financial Officer